EXHIBIT H

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $0.10 per share, and warrants to purchase Common Shares of SiriusPoint Ltd., a Bermuda exempted company limited by shares, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of November 22, 2024.

CMIG INTERNATIONAL HOLDING PTE. LTD.

By:	/s/ Saw Meng Tee
	Name:	Saw Meng Tee
	Title:	Director

CM BERMUDA LIMITED

By:	/s/ Li Hang, Cheryl
	Name:	Li Hang, Cheryl
	Title:	Director

[Signature Page to Joint Filing Agreement]